EXHIBIT 99.1

FluidFi, Inc

Dba Alchemy Technologies

Financial Statements as of and for the years ended December 31, 2021 and 2020

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INDEPENDENT AUDITORS’ REPORT

To the Stockholder of FluidFi, Inc.

Opinion

We have audited the accompanying financial statements of FluidFi, Inc. (Dba Alchemy Technologies), which comprise the balance sheet as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholder’s deficit and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FluidFi, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Reltco, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Reltco Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of FluidFi, Inc.’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about FluidFi, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida November 16, 2022

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FLUIDFI, INC.
BALANCE SHEETS

	December 31,
	2021	2020

Assets
Current Assets:
Cash and cash equivalents	$600,402	$34,704
Accounts receivable, net	190,393	23,650
Prepaids and other current assets	5,709	17,357
Total current assets	796,504	75,711

Intangible assets, net	36,733	-
Property and equipment, net	59,421	185,772
Due from related entities	-	228,971
Other assets	32,250	32,250
Total assets	$924,908	$522,704

Liabilities and Stockholder's Deficit
Current Liabilities:
Accounts payable and accrued expenses	$310,514	$162,096
Amounts due to related entities	1,193,630	1,016,524
Total current liabilities	1,504,144	1,178,620

Paycheck Protection Program loan	-	158,200
Total liabilities	1,504,144	1,336,820

Stockholder's Deficit:

Common stock, $.00001 par value; 9,000,000 shares authorized 4,108,000 shares issued and outstanding	41	41
Additional paid in capital	485,721	778,699
Accumulated deficit	(1,064,998)	(1,592,856)
Total stockholder's deicit	(579,236)	(814,116)

Total liabilities and stockholder's deficit	$924,908	$522,704

See Independent Auditor's Report and Notes to the Financial Statements

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FLUIDFI, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020

Sales	$2,734,987	$1,107,720
Cost of sales	1,078,816	91,271
Gross profit	1,656,171	1,016,449

Operating expenses:
Salaries and wages	494,603	1,022,456
General and administrative expenses	350,448	326,815
Facilities expense	128,048	128,620
Bad debt expense	76,120	-
Depreciation and amortization	129,869	125,312
Income (loss) from operations	477,083	(586,754)

Other (expense) income:
Interest expense	(12,436)	(16,771)
Gain on forgiveness of debt	158,200	-
Other income (expense)	(94,989)	(3,328)
Total other expense	50,775	(20,099)

Provision for taxes	-	-

Net income (loss)	$527,858	$(606,853)

See Independent Auditor's Report and Notes to the Financial Statements

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FLUIDFI, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, December 31, 2019	4,108,000	$41	$778,699	$(986,003)	$(207,263)
Net loss	-	-	-	(606,853)	(606,853)
Balances, December 31, 2020	4,108,000	41	778,699	(1,592,856)	(814,116)
Distributions	-	-	(292,978)	-	(292,978)
Net income	-	-	-	527,858	527,858
Balances, December 31, 2021	4,108,000	$41	$485,721	$(1,064,998)	$(579,236)

See Independent Auditor's Report and Notes to the Financial Statements

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FLUIDFI, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$527,858	$(606,853)

Adjustments to reconcile net income (loss) to net cash from operations:
Depreciation and amortization	129,869	125,312
Gain on foregiveness of debt	(158,200)	-
Provision for doubtful accounts	76,120	-
Changes in operating assets and liabilties:
Prepaids and other current assets	11,648	34,550
Accounts receivable	(13,892)	65,100
Accounts payable and accrued expenses	325,524	337,018
Net cash flows from operations	898,927	(44,873)

Cash flows from investing activities:
Purchase of property and equipment	(40,251)	(79,098)
Net cash flows from investing activities	(40,251)	(79,098)

Cash flows from financing activities:
Proceeds from Paycheck Protection Program Loan	-	158,200
Distributions	(292,978)	-
Net cash flows from financing activities	(292,978)	158,200

Net change in cash and cash equivalents	565,698	34,229

Cash and cash equivalents at beginning of period	34,704	475

Cash and cash equivalents at end of period	$600,402	$34,704

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$27,388	$531

See Independent Auditor's Report and Notes to the Financial Statements

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FLUIDFI, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

1. ORGANIZATION AND NATURE OF OPERATIONS

Nature of Operations— The Company is an embedded financing software company that powers FinTech’s, Merchants, and Banks with an end-to-end cloud-native experience. The Company’s lending software provides a full package of powerful software modules, including its digital customer onboarding process, real-time underwriting, loan servicing and management, real-time payments gateway, customer and merchant communications, collections modules, and many more.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

Property and Equipment— Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. The Company’s fixed assets consist of computer equipment and office furniture with useful lives of three to five years.

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets—Intangible assets are comprised of branding, web design, website and visual assets and have useful lives of 15 years and are primarily amortized on a straight-line basis.  We annually evaluate the estimated remaining useful lives of our intangible assets to determine whether events or changes in circumstances warrant a revision to the remaining period of amortization.

Impairment of Long-Lived Assets—Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist.  In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.  There was no impairment losses recorded in 2021 or 2020.

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Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection.  The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability.  The probability of future collection is also assessed by geography.  To date, losses resulting from uncollected receivables have not exceeded management’s expectations.  As of December 31, 2021 and 2020, the Company recorded an allowance for doubtful accounts of $76,120 and $0, respectively.

Income Taxes— Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition—The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

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Identify the customer contract

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services.  A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract.  The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization.  Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.  The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price.  The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer.  The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold.  In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised goods or services is transferred to customers.  Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers.  Most subscription contracts are one year or less.  The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided.  Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied.

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Fair Value Measurements—ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Advertising and Promotion— The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $11,213 and $22,417 in advertising expenses for the years ended December 31, 2021 and 2020, respectively.

Cost of Sales — Cost of sales is comprised of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

Subsequent Events — In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date the financial statements were available for issue.

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2021	December 31, 2020
Furniture and fixtures	$54,400	$54,400
Leasehold improvements	11,351	11,351
Software	298,550	298,550
Computer equipment	36,601	34,350
Total property and equipment	400,902	398,651
Less accumulated depreciation	(341,481)	(212,879)
Total property and equipment, net	$59,421	$185,772

Depreciation expense was $128,602 and  $125,312 for the years ended December 31, 2021 and 2020.

4. INTANGIBLE ASSETS

The Company had intangible assets of branding, website design, website and visual assets in the amount of $38,000 and $0 as of December 31, 2021 and 2020, respectively. Amortization expense was $1,267 and $0 as of December 31, 2021 and 2020, respectively.

5. PAYCHECK PROTECTION PROGRAM LOAN

In December 2019, a novel strain of coronvavirus (“COVID-19) was identified and the disease has since spread across the world, including the United States. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. As a result of the pandemic, the Company entered into a U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) note payable in the amount of $158,200 in 2020. The PPP loan bears interest at a rate of 1% per annum. The principal amount and interest on the PPP loan is subject to forgiveness if certain requirements are met with respect to how the loan proceeds are used by the Company.

In December 2021, the PPP note of $158,200 was fully forgiven and recognized as a gain on forgiveness of debt.

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6. COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2021 and 2020, the Company is not aware of any contingent liabilities that has not been be reflected in the financial statements.

7. AMOUNTS DUE FROM AND TO RELATED ENTITIES

Amounts due from and to related entities consist of the following:

	December 31, 2021	December 31, 2020
Due from Related party	$12,000	$-
Due from Kuber Financial	-	228,971
	$12,000	$228,971

Due to Kuber Financial	$760,831	$447,080
Due to Max Decisions LLC	432,799	569,444
	$1,193,630	$1,016,524

The balances due are non-interest bearing with no maturity date, therefore are considered long-term assets and current liabilities.

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12. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The U.S. Federal income tax rate is 21%.

The provision for Federal income tax consists of the following for the year ended December 31:

Federal income tax benefit attributable to:

	2021	2020
Current	$110,850	$(127,439)
Deferred	(110,850)	127,439
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant stems comprising our net deferred tax amount is as follows:

	December 31, 2021	December 31, 2020
Net operating loss carryover	$223,650	$334,500
Less: valuation allowance	(223,650)	(334,500)
Deferred income tax	$-	$-

8. SUBSEQUENT EVENTS

On June 8, 2022, a merger was consummated (the “Merger”) with Business Warrior Corporation (“Business Warrior”) and FluidFi, Inc. dba Alchemy Technologies (the “Company”). As consideration for the merger, Business Warrior obtained 100% of the Company’s equity interest for $2,250,000 in cash and $5,000,000 in preferred stock with a 7%, three-year cash dividend.  In addition, $450,000 in restricted common stock will go to existing Alchemy employees that will vest over 24 months.

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